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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


              THE KNOT REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS


Third Quarter Revenues Grew 21% Compared to 2002

NEW YORK, NY (November 13, 2003) - The Knot, Inc. (OTCBB: KNOT.OB, www.theknot.com), the nation's leading wedding resource, today reported financial results for its third quarter ended September 30, 2003.

THIRD QUARTER 2003 RESULTS
The Knot reported net revenues of $9.7 million for the third quarter of 2003, an increase of 21% from net revenues of $8.0 million for the comparable prior year quarter. National and local online advertising revenues increased by 69% while merchandise revenue rose by 9% and publishing revenue increased by 3%, respectively, over the prior year period.

The Knot reported income for the third quarter of 2003 of $202,000, or $0.01 per basic and diluted share, as compared to a net loss of $977,000 or $0.05 per basic and diluted share, in the third quarter 2002. Total operating expenses for the third quarter were $6.2 million, relatively flat as compared to the comparable prior year period.

"Our third quarter results reflect continued progress in growing our business through multiple revenue streams," said David Liu, CEO of The Knot. "We look forward to leveraging the increasing strength of The Knot brand and our growing membership base to further expand revenue opportunities for the Company."

For the nine months ended September 30, 2003, The Knot reported net revenues of $28.5 million and net income of $778,000, or $0.04 per basic and diluted share, compared to net revenues of $22.4 million and a net loss of $4.5 million, or $0.26 per basic and diluted share, for the comparable prior year period.

As of September 30, 2003, The Knot's cumulative membership totaled over 4.4 million, a 35% increase over the approximately 3.27 million members at the end of September 2002. The Knot also reported over 87 million average monthly page views on its Web site in the third quarter 2003, which is more than 75% greater than the nearly 50 million average monthly page views recorded for the comparable 2002 period.

THE KNOT'S RECENT HIGHLIGHTS
The Knot continues to move forward as the dominant brand providing information, products and services to couples for their weddings and beyond. During the third quarter, The Knot extended its brand distribution through successful partner relationships.

In September, "Bridal Fashion Preview," a cable television special co-produced by The Knot and Oxygen Media, aired on the Oxygen Network. "Bridal Fashion Preview" takes viewers behind the scenes at this year's semi-annual Bridal Fashion Week for an exclusive look at the season's hottest gowns and designers. Carley Roney, Editor in Chief, hosts the half-hour special profiling four of today's most sought-after bridal designers.

Also in September, The Knot announced that Carley Roney will bring her hip, tell-it-like-it-is approach to wedding etiquette in the form of a weekly column entitled "Ask Carley" to the Scripps Howard News Service. The Scripps Howard News Service will distribute this content to approximately 300 client newspapers nationwide, many of which are located in the country's top 50 markets.

At the close of the third quarter, The Knot entered an exclusive content distribution partnership with Comcast Online to bring its top-rated wedding content and planning tools to the Relationships Channel on Comcast.net. The agreement extends The Knot brand and its trusted wedding-planning expertise to over 5 million Comcast households and affords brides, grooms and wedding guests access to The Knot Gift Store & Registry in Comcast's Relationship channel (www.comcast.net/relationships).

CONFERENCE CALL AND WEBCAST
The Knot will host a conference call with investors at 4:30 p.m., ET Thursday, November 13, 2003, to discuss its third quarter financial results. The conference call will be broadcast live over the Internet on the Investor Relations section of The Knot Web site at http://www.theknot.com/au_corpoverview.shtml. To access the webcast, participants should visit The Knot Web site at least 15 minutes prior to the conference call in order to download or install any necessary audio software. A replay of the webcast will also be archived on The Knot Web site approximately 2 hours after the conference call ends for a period of eight days.

ABOUT THE KNOT, INC.
The Knot, Inc. (OTCBB: KNOT; www.theknot.com; AOL keyword: weddings) is one of the world's leading wedding media and services companies, providing today's to-be-weds with comprehensive wedding planning information, interactive tools, and resources. Its award-winning website, TheKnot.com, is the leading online wedding destination and wedding content provider to America Online, MSN and Yahoo!.




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The Knot also offers a diverse collection of wedding-planning print publications. The Knot produces a national publication, The Knot Magazine, and, through its subsidiary Weddingpages, Inc., publishes WEDDINGPAGES, regional wedding magazines in 18 U.S. markets. In addition, the Company publishes a wedding-planning book trilogy with Random House's Broadway Books and a gift book series with Chronicle Books. The Knot is based in New York and has several other offices across the country.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of The Knot. These statements are only predictions and reflect the current beliefs and expectations of The Knot. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which The Knot bases its expectations may change prior to the end of the quarter. Although these expectations may change, The Knot will not necessarily inform you if they do. The Knot's policy is to provide its expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) The Knot's unproven business model and limited operating history, (ii) The Knot's history of losses, (iii) the significant fluctuation to which The Knot's quarterly revenues and operating results are subject, (iv) the seasonality of the wedding industry and (v) other factors detailed in documents The Knot files from time to time with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.


IR Contact:
Heidi Davis
The Knot, Inc.
212-219-8555 x. 1128
ir@theknot.com




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                                  The Knot Inc.
                           Consolidated Balance Sheets
                                 (in thousands)

                                                          September 30,            December 31,
                                                              2003                     2002
                                                         ---------------------------------------
                                                           (Unaudited)               (Audited)
Assets
Current assets:
  Cash and cash equivalents                                     $11,924                  $9,306
  Restricted cash                                                   252                     252
  Accounts receivable, net                                        3,074                   4,791
  Inventories                                                     1,495                   1,292
  Deferred production and marketing costs                           159                     444
  Other current assets                                              424                     556
                                                         ---------------------------------------
Total current assets                                             17,328                  16,641

Property and equipment, net                                       2,115                   1,948

Intangible assets, net                                            8,759                   8,834
Other assets                                                        324                     352
                                                         ---------------------------------------
Total assets                                                    $28,526                 $27,775
                                                         =======================================

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable and accrued expenses                          $5,455                  $5,113
  Deferred revenue                                                5,185                   5,827
  Current portion of long-term debt                                  36                     138
                                                         ---------------------------------------
Total current liabilities                                        10,676                  11,078
Long term debt                                                      235                     235
Other liabilities                                                   490                     445
                                                         ---------------------------------------
Total liabilities                                                11,401                  11,758

Stockholders' equity:
  Common stock                                                      189                     184
  Additional paid-in-capital                                     64,669                  64,400
  Deferred compensation                                               -                     (55)
  Accumulated deficit                                           (47,733)                (48,512)
                                                         ---------------------------------------
Total stockholders' equity                                       17,125                  16,017
                                                         ---------------------------------------
Total liabilities and stockholders' equity                      $28,526                 $27,775
                                                         =======================================




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                                  The Knot Inc.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                    Three months ended                Nine months ended
                                                       September 30,                     September 30,
                                               ---------------------------------------------------------------
                                                   2003             2002             2003             2002
                                               ---------------------------------------------------------------
                                                (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
Net revenues:
Sponsorship and advertising                         $3,117           $1,843           $8,888           $4,596
Merchandise                                          4,520            4,153           13,320           11,441
Publishing and other                                 2,102            2,040            6,340            6,405
                                               ---------------------------------------------------------------
Total net revenues                                   9,739            8,036           28,548           22,442

Cost of revenues                                     3,394            2,891            9,628            8,216
                                               ---------------------------------------------------------------

Gross profit                                         6,345            5,145           18,920           14,226

Operating expenses:
Product and content development                      1,112              958            3,216            2,981
Sales and marketing                                  3,020            2,998            8,639            8,572
General and administrative                           1,852            1,715            5,618            5,694
Non cash compensation                                    1               23               32              117
Non cash sales and marketing                             -              163                -              490
Depreciation and amortization                          174              296              665              980
                                               ---------------------------------------------------------------
Total operating expenses                             6,159            6,153           18,170           18,834

Income (loss) from operations                          186          (1,008)             $750           (4,608)
Interest and other income, net                          21               31               63               79
                                               ---------------------------------------------------------------
Income (loss) before income taxes                     $207           ($977)             $813          ($4,529)
                                               ---------------------------------------------------------------

Provision for income taxes                               5                -               35                -
                                               ---------------------------------------------------------------
                                                      $202           ($977)             $778          ($4,529)
Net income (loss)
                                               ===============================================================

Basic earnings (loss) per share                      $0.01          ($0.05)            $0.04           ($0.26)
                                               ===============================================================
Diluted earnings (loss) per share                    $0.01          ($0.05)            $0.04           ($0.26)
                                               ===============================================================

Weighted average number of common shares
outstanding
  Basic                                         18,605,468      18,361,535        18,470,638       17,753,181
                                               ===============================================================
  Diluted                                       20,492,003      18,361,535        19,734,658       17,753,181
                                               ===============================================================